Exhibit 10.1
Farm Credit Services of America
EIGHT AMENDMENT TO CREDIT AGREEMENT
This Eighth Amendment to Credit Agreement (“Amendment”) is made and entered into effective the 13th day of April, 2009, by and between Siouxland Ethanol, LLC (hereinafter referred to as “Borrower”) and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA (hereinafter referred to as “Lender”) to amend and modify the Credit Agreement dated May 4, 2006 (hereinafter referred to as the “Credit Agreement”). The Credit Agreement and underlying Loan Documents are modified only to the extent necessary to give effect to the terms of this Amendment, and the remaining terms of said Loan Documents, not otherwise inconsistent herewith, are ratified by the parties. Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.
In consideration of the mutual agreements, provisions and covenants herein contained, and furthermore to induce Lender to consider financial accommodations for the Borrower under the terms and provisions of the Credit Agreement, the parties hereby agree as follows:
Credit Facility C is amended as follows:
Section 2.2.1 Credit Facility C (138039-RLOC). Lender agrees to advance sums to Borrower up to the amount of $3,500,000.00 (Maximum Principal Balance) until July 1, 2009 (Final Advancement Date). Each Advance made will reduce the funds available for future advances by the amount of the Advance. Repayments of principal will be available for subsequent Advances. The proceeds of said Loan will be used by Borrower for financing grain, ethanol, inventory, receivables, grain hedging activity and letters of credit (Purpose) and Borrower agrees not to request or use such proceeds for any other purpose.
(b)	Principal. Borrower hereby promises to pay principal, plus all accrued interest and any unpaid fees, costs or expenses in full on July 1, 2009.
The following Section is amended to read as follows:
Section 7.11 Capital Spending. Borrower will not make Capital Expenditures during fiscal years 2008 and 2009, from any source of funds available, in excess of $2,000,000.00 in the aggregate for the two-year period ending September 30, 2009. For fiscal year 2010 and thereafter, Capital Expenditures are not to exceed $500,000.00 per year in the aggregate.
Borrower hereby represents and warrants to the Lender that, after giving effect to this Amendment, (i) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents and (ii) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).
Borrower hereby ratifies the Credit Agreement as amended and acknowledges and reaffirms (i) that it is bound by all terms of the Credit Agreement applicable to it and (ii) that it is responsible for the observance and full performance of its respective obligations.
Borrower hereby certifies that the person(s) executing this Amendment on behalf of Borrower is/are duly authorized to execute such document on behalf of Borrower and that there have been no changes in the name, ownership, control, organizational documents, or legal status of the Borrower since the last application, loan, or loan servicing action; that all resolutions, powers and authorities remain in full force and effect, and that the information provided by Borrower is and remains true and correct.

This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. delivery of executed counterparts of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.
THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEBRASKA.
This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have set their hand effective the day and year first above written.
The Internal Revenue Service does not require your consent to any provision of this document other than the following certification required to avoid backup withholding. Under penalties of perjury, I/we certify that the Taxpayer Identification Number shown herein is correct and that I/we am/are not subject to backup withholding either because I/we are exempt, have not been notified that I/we are subject to backup withholding due to failure or reporting interest or dividends, or the Internal Revenue Service has notified me/us that I/we am/are no longer subject to backup withholding. I/we am/are a U.S. person (including U.S. resident alien):

Siouxland Ethanol, LLC BORROWER: Siouxland Ethanol, LLC		223902184
By:	/s/ Charles Hofland
	Charles Hofland, President

Address for Notice:	P.O. Box 147 Jackson, NE 68743
LENDER:
Farm Credit Services of America, FLCA
Farm Credit Services of America, PCA

By:	/s/ Shane Frahm
Shane Frahm, Vice President